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                                                                   EXHIBIT 10.83

                        ADDENDUM #1 TO SUPPLY AGREEMENT

    This Addendum #1 to Supply Agreement (the "Addendum") is entered into as of April 1, 1996 by and between Southwall Technologies Inc. ("Seller"), a Delaware corporation, and Sony Corporation ("Buyer"), a Japanese corporation.

    WHEREAS, the parties have entered into a Supply Agreement dated October 23, 1995 (the "Supply Agreement") where Seller agreed to supply to Buyer and Buyer agreed to purchase from Seller certain Products (as defined in the Supply Agreement); and

    WHEREAS, subject to the conditions set forth herein, the parties wish to enter into this Addendum to, among other things, establish certain pricing and minimum quantity requirements for the Products during an extended term of the Supply Agreement.

    NOW THEREFORE, in consideration of the premises and the covenants contained in this Addendum and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Buyer shall pay Seller a surcharge equal to one dollar per square foot ($1/sq.ft.) of Products that are shipped to Buyer commencing on April 1, 1996 and continuing until four million dollars (US$4,000,000) has been paid by Buyer.

2. Seller shall expand its production capacity so it can be capable of manufacturing and supplying at least three million square feet (3,000,000 sq.ft.) of Product per year by June 30, 1998.

3. During the period from April 1, 1996 to June 30, 1997, Section 2.4 of the supply Agreement entitled "Best Efforts" shall be deleted in its entirety and the following new Section 2.4 shall be substituted in lieu thereof:

    2.4  Best Efforts.  In addition to, and not in limitation of Section 2.2 of
         ------------
this Agreement, in exchange for the foregoing exclusivity, Buyer agrees to use its best efforts to sell and market Products for the Computer Monitor CRT Applications throughout the world. Without limiting the foregoing, Buyer expects to and will use best efforts to purchase the following amounts of
Products: (i) two million square feet (2,000,000 sq.ft.) for the period beginning on October 23, 1995 and ending on April 22, 1997, (ii) three hundred fifty thousand square feet (350,000 sq.ft.) for the period beginning on April 23, 1997 and ending on June 30, 1997.

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4.     The parties have agreed that during the term of the Supply Agreement, which shall be extended in accordance with Section 6 of this Addendum the following terms (in addition to those set forth in the Supply Agreement and not expressly amended herein) shall govern the sale and purchase of Products commencing as of July 1, 1997 and continuing until December 31, 2000 and continuing thereafter for successive one year terms until terminated by either party as set forth herein (the "Extended Term"), provided, however, that nothing contained in this Section 4 shall govern the sale and purchase of Products prior to July 1, 1997.

       a. Prices payable by Buyer for the Products during the Extended Term shall be as set forth on Exhibit A to this Addendum. During the Extended Term, Exhibit A replaces the prices set forth in Exhibit II to the Supply Agreement in its entirety. Prices are based on Seller's fully loaded manufacturing cost per square foot of Products plus a sliding scale gross margin percentage. The Prices of the Products applicable during every quarter which begins with January, April, July and October respectively shall be determined during the immediately preceding quarter in accordance with the Pricing Formula as set forth on Exhibit A to this Addendum. Seller shall submit to Buyer the documents which prove Seller's manufacturing cost of the Products so that the parties hereto can determine the applicable unit price of the Products in accordance with the Pricing Formula.

       b. Section 2.2 of the Supply Agreement entitled "Exclusivity" shall be deleted in its entirety.

       c. Section 2.4 of the Supply Agreement entitled "Best Efforts" shall be deleted in its entirety and the following new Section 2.4 shall be substituted in lieu thereof:

              2.4    Best Efforts.
                     ------------

              (a) Buyer agrees to use its best efforts to sell and market Products for the Computer Monitor CRT Applications throughout the world. Without limiting the foregoing, Buyer agrees to buy from Seller and Seller commits to sell product from any of Seller's manufacturing equipment to Buyer the following minimum quantities of Products during the Extended Term: (i) one and a half million square feet (1,500,000 sq.ft) during the period beginning July 1, 1997 and ending on December 31, 1997 and (ii) three million square feet (3,000,000 sq.ft) for each twelve (12) month period thereafter.

              (b) In the event that Buyer fails to purchase from Seller such quantities of the Product as it has committed in Section 2.4(a) above within the period of time set forth therein, Buyer shall pay to Seller as liquidated damages an amount equal to one half of the applicable unit price of the Products during the last quarter of the respective period of time set forth in Section 2.4(a) above for the quantities of Products not purchased by Buyer.
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        (c) In the event that Seller fails to sell to Buyer such quantities of the Products as it has committed in Section 2.4(a) above within the period of time set forth therein, Seller shall pay to Buyer as liquidated damages an amount equal to one half of the applicable unit price of the Products during the last quarter of the respective period of time set forth in Section 2.4(a) above for the quantities of Products not supplied by Seller.

     d. The following Section 2.11 shall be added to the Supply Agreement to reflect the Seller's obligation regarding discounts and contribution fees during the Extended Term:

        2.11 Discounts and Contribution Fee.
             ------------------------------

        (a) In the event that Buyer purchases the Products over three million square feet (3,000,000 sq.ft.) during each twelve (12) month period of the Extended Term, Seller agrees to pay to Buyer, as a volume discounts of the price of Products, an amount equal to two percent (2%) of the sales price received by Seller (less any allowances actually made and taken for returns; shipping and insurance costs actually paid; sales, use, value-added and similar taxes and duties and similar governmental assessments on Products as shipped) for the quantities of the Products in excess of three million square feet (3,000,000 sq.ft).

        (b) In the event that Seller sells the products, which are substantially similar to the Products, to third parties during the Extended Term, Seller agrees to pay to Buyer, as a contribution fee of Buyer's providing idea and advice for selling such products, an amount equal to two percent (2%) of the sales price received by Seller (less any allowances actually made and taken for returns; shipping and insurance costs actually paid; sales, use, value-added and similar taxes and duties and similar governmental assessments on products as shipped) for such products sold by Seller to third parties.

        (c) Discounts or contribution fees shall be paid either in U.S. dollars or in shares of common stock of Seller valued at one and a half (1.5) times the average closing price of Seller's stock for the last ten (10) trading days on Nasdaq (at Buyer's option). Discounts or contribution fees are payable within forty-five (45) days of each calendar quarter with respect to discounts or contribution fee-bearing sales occurring in that quarter.

5. This Addendum shall be effective as of April 1, 1996, provided, however,
Section 4 of this Addendum shall not be effective until July 1, 1997.

6. Section 4.1 of the Supply Agreement which sets forth the term of the Supply Agreement shall be replaced with the following provision: Unless terminated earlier as provided herein, this Agreement shall continue in effect until December 31, 2000, and

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shall thereafter be extended for successive one year terms until terminated by either party upon at least six (6) months prior written notice to the other party.

7. Except as expressly amended by this Addendum, the provisions of the Supply Agreement shall remain in full force and effect.

8. Capitalized terms used in this Addendum and not otherwise defined in this Addendum shall have the meanings provided in the Supply Agreement.

9. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Addendum as of the date first above written.


SELLER                                 BUYER

By:  /s/ Martin M Schwartz             By:  /s/ Yasuhiro Hosozawa
   -------------------------------        ----------------------------------
Name:    Martin M Schwartz             Name:    YASUHIRO HOSOZAWA
     -----------------------------          --------------------------------
Title:   President/CEO                 Title:   General Manager
      ----------------------------           -------------------------------

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                                PRICING FORMULA
                                    REVISED
  --------------------------------------------------------------------------

                                                                      7/1/97

                                         Gross           Gross
        Cost/1/          Price          Margin          Margin
        -------         -------         -------         ------
        $/ft/2/         $/ft/2/         $/ft/2/            %

        [                                                     ]*

   (1) cost equals fully loaded manufacturing cost

   * Confidential portions omitted and filed separately with the Commission.